                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ICV, INC.
                 (Name of Small Business Issuer in its charter)

            NEVADA                       9999                     56-2166389
-----------------------        --------------------------      ----------------
(State of Incorporation)       (Primary Standard               (I.R.S. Employer
                                Industrial Classification       I.D. Number)
                                Number)

              7546 YACHT CLUB, HILTON HEAD, SC 29928 (843-686-5590)
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                     7546 YACHT CLUB, HILTON HEAD, SC 29928
                    ----------------------------------------
                    (Address of principal place of business)

                          Christopher Larkby, President
                                    ICV, Inc.
                                 7546 Yacht Club
                              Hilton Head, SC 29928
                                 (843) 686-5590
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Joel Bernstein, Esq., P.A.
                         11900 Biscayne Blvd., Suite 604
                              Miami, Florida 33181
                              Tel.: (305) 892-1122
                               Fax:(305) 892-0822

Approximate date of proposed commencement of sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                                Proposed
                                    Amount of        Proposed                   Maximum
                                    Shares           Maximum                    Aggregate        Amount of
Title of Each Class of              to be            Offering Price             Offering         Registration
Securities to be Registered         Registered       Per Unit(1)                Price            Fee
---------------------------         ----------       --------------             ---------        ------------
Common Stock                        1,450,000            .004                  $5,800.-          $1.54
=============================================================================================================




(1) Estimated solely for purposes of calculating the registration fee based upon Registrant's book value.

         The Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

                                    ICV, INC.

                                   PROSPECTUS

                                  JULY __, 2000

1,450,000 shares of common stock

Our common stock does not currently trade on any market.

The shares for this offering are being sold by the selling security holders named under Plan of Distribution Selling Security Holders. We will not receive any proceeds from of the sale of the shares being sold by this Prospectus.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is illegal.

                                     SUMMARY

         ICV, Inc. (the "Company") was formed in October, 1999 as a "blank check" company to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (an "Acquired Business"). The business objective of the Company is to seek to effect a Business Combination with an Acquired Business, which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business other than a Business Combination. We have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company at the date of this Prospectus and have not identified any specific business or company for investigation and evaluation.

                                  RISK FACTORS

          Our shares are speculative and involve a high degree of risk, including, but not necessarily limited to, the several factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the proposed business of ICV, Inc. before purchasing shares.

WE WERE ORGANIZED RECENTLY, HAVE LIMITED RESOURCES AND NO PRESENT SOURCE OF REVENUES

          ICV, Inc. was incorporated on October 22, 1999 and is in the development stage. We have not as yet attempted to seek a Business Combination. Our management has no prior experience relating to the identification, evaluation and acquisition by a blank check company of an Acquired Business. To date, our efforts have been limited primarily to organizational activities and initial funding. We have limited resources and have had no revenues to date. We will not achieve any revenues until the consummation of a Business Combination, if at all. There can be no assurances that any Acquired Business, at the time of the Company's consummation of a Business Combination or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis.

WE ARE NOT SUBJECT TO RULE 419 OF THE SECURITIES AND EXCHANGE COMMISSION

          This offering is not being conducted in accordance with the Commission's Rule 419, which was adopted to strengthen regulation of securities offerings by "blank check" companies which the United States Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. Pursuant to Rule 419, a "blank check" company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies; and (b) a company which issues "penny stock", meaning any equity securities that, among other things, (i) are not quoted in the NASDAQ Stock Market; or (ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets (i.e., total assets less intangible assets and liabilities) of less than $5,000,000, as demonstrated by the company's most recent financial statements that have been audited and reported on by an independent public accountant. Although the Company is a "blank check" company, we are not subject to Rule 419 because the shares offered pursuant to the Prospectus are being offered by existing shareholders and not by ICV, Inc. Accordingly, investors in our stock will not receive the substantive protections provided by Rule 419. There can be no assurances that the Commission, the United States Congress or state legislatures will not enact legislation which will prohibit or restrict the sale of securities of "blank check" companies.

WE MAY NOT BE ABLE TO FIND A SUITABLE BUSINESS COMBINATION

          Although we will attempt to locate potential Business Combinations, there can be no assurances that any business or assets worthy of even preliminary investigation will come to the Company's attention or that we will be able to negotiate and close on a Business Combination transaction.

NO ASSURANCE OF PUBLIC MARKET FOR OUR SHARES

          There is no public trading market for the Shares. There can be no assurances that a regular trading market will develop for the Shares or that, if developed, any such market will be sustained. Any trading of the Shares will likely be conducted through what is customarily known as the over-the-counter market. Any market for the Shares which may result will likely be less well developed than if the Shares were to trade on the NASDAQ stock market or an exchange.

WE CANNOT GIVE YOU SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS COMBINATIONS

          "Blank check" companies are inherently characterized by an absence of substantive disclosure. The Company has not yet identified a prospective Acquired Business. Accordingly, our shareholders will have virtually no substantive information available for advance consideration of any specific Business Combination.

WE ARE SEEKING A BUSINESS COMBINATION IN AN UNSPECIFIED INDUSTRY WHICH MAY BE SUBJECT TO UNASCERTAINABLE RISKS

          To date, we have not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Acquired Business, there can be no assurances that the Company will properly ascertain or assess all such significant risk factors.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

          It is likely that we will have the ability to effect only a single Business Combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that we will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurances that the Acquired Business will prove to be commercially viable.

WE HAVE ONE OFFICER AND DIRECTOR AND HE HAS NO EXPERIENCE IN BUSINESS
COMBINATIONS

          The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of Christopher Larkby who is our only officer and director. Mr. Larkby intends to devote approximately 20% of his time to the affairs of the Company.

         Mr. Larkby has no prior experience with respect to the successful completion of a Business Combination involving a "blank check" company. See "Management."

THERE WILL BE A CHANGE IN CONTROL AND MANAGEMENT AFTER A BUSINESS COMBINATION

          Although we have no present plans, understandings or arrangements respecting any Business Combination, the successful completion of such a transaction is likely to result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present shareholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurances can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.

WE HAVE LIMITED ABILITY TO EVALUATE ACQUIRED BUSINESS' MANAGEMENT

          While our ability to successfully effect a business combination will be dependent upon certain of our management, the future role of such personnel in the acquired business cannot presently be stated with any certainty. It is unlikely that any of the Company's key personnel will remain associated in any operational capacity with the Company following a Business Combination. Moreover, there can be no assurances that such personnel will have significant experience or knowledge relating to the operations of the particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurances that the Company's assessment of such management will prove to be correct, especially in light of the likely inexperience of current key personnel of the Company in evaluating most types of businesses. In addition, there can be no assurances that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be no assurances that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

COMPETITION FOR ACQUISITIONS

          We expect to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well-established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, personnel and other resources than the Company and there can be no assurances that the Company will have the ability to compete successfully. Our financial resources will be relatively limited when contrasted with those of many of its competitors.

WE ARE FACED WITH UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF ACQUIRED BUSINESS

          In the event that we succeed in effecting a Business Combination, we will, in all likelihood, become subject to intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasing number of competitors, including competitors with greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurances that, subsequent to a Business Combination, we will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high-growth industry.

POSSIBLE NEED FOR ADDITIONAL FINANCING OF ACQUIRED BUSINESS

          In the event of a consummation of a Business Combination, we cannot ascertain with any degree of certainty the capital requirements for any particular Acquired Business inasmuch as we have not yet identified any prospective Acquired Business candidates. To the extent the Business Combination results in the Acquired Business requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, because, among other things, the Acquired Business does not have sufficient (i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities.

          As no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. There can be no assurances that, in the event of a consummation of a Business Combination, sufficient financing to fund the operations or growth of the Acquired Business will be available upon ten-ns satisfactory to the Company, nor can there be any assurances that financing would be available at all.

LACK OF OPERATING FUNDS

         As of the date of this Prospectus we currently have no plans or arrangements with respect to the possible acquisition of additional funds which may be required to continue the operations of the Company. In such event, we may have to curtail operations.

WE ARE AUTHORIZED TO ISSUE ADDITIONAL SHARES OF COMMON STOCK

         Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock, par value $.001 per share. There are 30,630,000 authorized but unissued shares of Common Stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the 3,960,000 outstanding stock purchase warrants). Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares of Common Stock in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur.

INVESTMENT COMPANY ACT CONSIDERATIONS

          The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. We believe that our anticipated activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurances that we will not be deemed to be an investment company. In the event we are deemed to be an investment company, we may become subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company.

TAX CONSIDERATIONS

          As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective shareholders. There can be no assurances, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Acquired Business and their respective shareholders.

NO DIVIDENDS

          We have not paid any dividends on our Common Stock to date and do not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future. See "Description of Securities --Dividends."

POSSIBLE RESTRICTION ON RESALES OF THE SHARES

          Shareholders may engage in resale transactions in the Shares only in jurisdictions in which an applicable exemption is available. It is currently not known by the Company which states will permit resale transactions in the Shares.

PENNY STOCK RULES MAY LIMIT RESALE OPPORTUNITIES

          There is no current trading market for the Shares and there can be no assurances that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The trading of the Shares, to the extent that a market develops for the Shares at all, of which there can be no assurances, will likely be conducted through what is customarily known as the "pink sheets" and/or on the Bulletin Board. Any market for the Shares which may result will likely be less well developed than if the Shares were traded on NASDAQ or stock market or an exchange.

          As long as our shares are not listed on NASDAQ and the Company has net tangible assets of $2,000,000 or less, transactions in the Shares would be subject to certain rules promulgated under the Securities Exchange Act of 1934. Under such rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000) must make a special written suitability determination for the purchaser, receive the purchaser's written agreement to a transaction prior to sale and provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describes the market therefor as well as a purchaser's legal remedies. Further, the broker-dealer must also obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be consummated. Since our shares are subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares; thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Shares.

          If a public trading market develops for the Company's Common Stock, the market liquidity for the Company's Common Stock could be adversely affected by limiting the ability of broker/dealers to sell the Company's Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There can be no assurances that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

LOSS FROM ANALYSIS AND INVESTIGATION OF BUSINESS PROSPECTS

          The Company will be required, in all probability, to expend funds in the preliminary investigation or examination of assets, business or properties, whether or not an investment occurs. To the extent management determines that the potential investment has little or no value, the monies spent on investigation will be a total loss.

                              MARKET FOR THE SHARES

         There is no public market for our Common Stock. We will seek to have our common stock traded on the over-the-counter market and quoted on the OTC Bulletin Board. There can be no assurance that a market will develop or be maintained or that our stock will be quoted on the OTC Bulletin Board.

         We currently have 52 record holders of our Common Stock.

                                 DIVIDEND POLICY

         We have not paid any dividends on our Common Stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

                    PROPOSED BUSINESS AND PLAN OF OPERATIONS

ICV, Inc.'s purpose is to seek, investigate and, if such investigation warrants, merge or combine with or acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Act. We will not restrict our search to any specific business, industry, or geographical location and may participate in a business venture of virtually any kind or nature.

ICV, Inc. may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. ICV, Inc. may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

SELECTION OF A BUSINESS TO ACQUIRE

ICV, Inc. anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for stockholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

The analysis of new business opportunities will be undertaken by, or under the supervision of, ICV, Inc. officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for future research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of ICV, Inc.; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of ICV, Inc.'s virtually unlimited discretion to search for and enter into potential business opportunities.

ICV, Inc. may enter into a business combination with a business entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with ICV, Inc. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public stockholders or the inability to obtain an underwriter or to obtain an underwriter on satisfactory terms.

ICV, Inc. will not restrict its search for any specific kind of business entity, but may acquire a venture which is in its preliminary or development state, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which ICV, Inc. may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which ICV, Inc. may offer.

ICV, Inc. management, will rely upon its own efforts in accomplishing the business purposes of ICV, Inc. Outside consultants or advisors may be utilized by ICV, Inc. to assist in the search for qualified target companies. If ICV, Inc. does retain such an outside consultant or advisor, any cash fee earned by such person may need to be assumed by a third party or the target company, as ICV, Inc. has limited cash assets with which to pay such obligation.

Following a business combination, ICV, Inc. may benefit from the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

A potential target company may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after any business combination. Additionally, a target company may be presented to ICV, Inc. only on the condition that the services of a consultant or advisor be continued after a merger or acquisition. Such preexisting agreements of target companies for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a target company.

STRUCTURING OF A BUSINESS COMBINATION

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business.

While the terms of a business transaction to which ICV, Inc. may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

With respect to any merger or acquisition negotiations with a target company, management expects to focus on the percentage ownership of ICV, Inc. which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, ICV, Inc. stockholders will in all likelihood hold a substantially lesser percentage ownership interest in ICV, Inc. following any merger or acquisition. The percentage of ownership may be subject to significant reduction in the event ICV, Inc. acquires a target company with substantial assets. Any merger or acquisition effected by ICV, Inc. can be expected to have a significant dilutive effect on the percentage of shares held by ICV, Inc. stockholders at such time.

ICV, Inc. will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, and will include miscellaneous other terms.

ICV, Inc. will not acquire or merge with any entity that cannot provide audited financial statements at or within a reasonable period of time after closing of the proposed transaction. ICV, Inc. is subject to all of the reporting requirements included in the Securities Exchange Act of 1934. Included in these requirements is the duty to file audited financial statements as part of or within 60 days following a Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as audited financial statements included in its annual report on Form 10-KSB. If such audited financial statements are not available at closing, or within time parameters necessary to ensure ICV, Inc.'s compliance with the requirements of the Securities Exchange Act of 1934, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of ICV, Inc.'s present management.

UNSPECIFIED INDUSTRY

ICV, Inc. does not intend to restrict its search for business opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its resources. This includes industries such as information technology, finance, natural resources, manufacturing, product development, medical, communications and others. ICV, Inc.'s discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

To date, ICV, Inc. has not identified any business opportunity that it plans to pursue, nor has ICV, Inc. reached any agreement or definitive understanding with any person or entity concerning an acquisition.

Any entity which has an interest in being acquired by, or merging into, ICV, Inc. is expected to be an entity that desires to become a public company and establish a public trading market for its securities. There are various reasons why an entity would wish to become a public company, including:

o the ability to use registered securities as currency in acquisitions of assets or businesses;

o        increased visibility in the financial community;

o        the facilitation of borrowing from financial institutions;

o        increased liquidity to investors;

o        greater ease in raising capital;

o compensation of key employees through varying types of equity incentives;

o        enhanced corporate image; and

o        a presence in the United States capital markets.

Management believes that the sought after business opportunity will likely be:

o a business entity with the goal of becoming a public company in order to use ICV, Inc.'s registered securities for the acquisition of assets or businesses;

o a company which is unable to find an underwriter of its securities or is unable to find an underwriter of its securities on terms acceptable to it;

o a company that wishes to become public with less dilution of its common stock than would occur upon an underwriting;

o a company that believes that it will be able to obtain investment capital on more favorable terms after it has become public; or

o a foreign company that wishes to make an initial entry into the United States securities markets.

ICV, Inc. is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months, or perhaps longer. No assurances can be given that ICV, Inc. will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

EMPLOYEES

We have no employees.

PROPERTIES

Through an oral agreement with our founders the offices of ICV, Inc. are located at Hilton Head, South Carolina. Use of these facilities is included in the compensation paid to our founders as set forth below in "Certain Relationships and Related Transactions." We do not anticipate acquiring separate office facilities until such time we complete a merger, acquisition or other business combination.

COMPETITION

ICV, Inc. expects to encounter substantial competition in its efforts to locate attractive business opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities and other persons have significantly greater financial and personnel resources and technical expertise than ICV, Inc. ICV, Inc. may also experience competition from other public "blank check" corporations, some of which may have more funds available to them than ICV, Inc. does. As a result of ICV, Inc.'s combined limited financial resources and limited management availability, ICV, Inc. will continue to be at a significant competitive disadvantage compared to its competitors.

                                   MANAGEMENT

ICV, Inc.'s directors and executive officers as of the date of this prospectus are listed below and brief summaries of their business experience and certain other information with respect to them is set forth in the following table and the information which follows the table:

        Name                         Age         Position
        ----                         ---         --------

        Christopher Larkby           28          Director, President, Treasurer
                                                 and Secretary

Mr. Larkby has been a director of the Company since inception in October 1999 and has been President, Treasurer and Secretary since April 2000. He retired from the U.S. Army in 1997. He was a residential real estate agent from April 1996 to April 1997 and a real estate appraiser from April 1995 to April 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the total compensation paid to our chief executive officer since inception in October 1999. No executive officer of the company received compensation of $100,000 or more during such period.

                                                                                  Other Annual              Other Annual
Name and Principal Position                   Year          Total Income          Bonus                     Compensation
---------------------------                   ----          ------------          ------------              -------------
Christopher Larkby, President                 2000          $10,100(1)            -0-                       -0-

Joel Shine, President                         2000          $10,500(2)            -0-                       -0-


(1) President since April 2000. Consists of 10,100,000 shares of common stock valued at par value of $.001 per share.

(2) President from October 1999 to April 2000. Consists of 500,000 shares of common stock and $10,000 cash.

         The Company does not have any long term compensation plans.

DIRECTOR COMPENSATION

         No other fees are paid for director services. The Company paid 10,010,000 shares of its common stock to Christopher Larkby for serving as director.

EMPLOYMENT AGREEMENTS

         The Company does not have any written employment agreements.

STOCK OPTION PLAN

         The Company has adopted a 2000 Non-Statutory Option Plan. Under the Plan, the Board of Directors, or a compensation committee of the Board of Directors, may issue options to purchase our common stock to employees of the Company as well as attorneys, consultants and advisors, directors and officers. Such options may be granted to such persons who are affiliated with major-owned subsidiaries of the Company. Up to 750,000 shares may be purchased pursuant to options issued under the Plan. The exercise price of options issued under the Plan may not be less than 85% of the fair market value of our common stock on the date of grant. Options under the Plan may be for a term of not more than ten years. The options may be exercised with cash, for services rendered, our common stock, by shares of other corporations which trade on the Nasdaq Stock Market or a securities exchange. We have not issued any options under the Plan as of the date of this Prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND  MANAGEMENT

         The following table sets forth, as of June 26, 2000, the beneficial ownership of the Company's 11,450,000 outstanding shares of Common Stock by (1) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (2) each director and executive officer of the Company; and (3) all directors and officers as a group.

                                                 Number of
         Name                                    Shares             Percent(1)
         ----                                    ----------         ---------

         Christopher Larkby                      10,010,000            87%

         All officers and directors
         as a group (1 person)                   10,010,000            87%

         (1) Based upon 11,450,000 shares outstanding as of June 26, 2000.

                                 INDEMNIFICATION

         The Company's Articles of Incorporation provide that the Company will indemnify its Directors to the fullest extent permitted by the Nevada General Corporation Law. Nevada law provides that the directors of the corporation may not be indemnified (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law; or
(iii) for unlawful distributions to shareholders. The Company's By-Laws provide that the Company shall indemnify its Directors and officers for any actions taken as officers or directors other than arising out of negligence or willful misconduct.

INDEMNIFICATION AGAINST PUBLIC POLICY

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or person controlling the company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following persons were our founders and were instrumental in the organization of ICV, Inc. and are therefor considered promoters of ICV, Inc.:
Christopher Larkby, Joel R. Shine, J. Wilton Graves and Timothy Miles. We issued our common stock to our founders in consideration for their services in forming the Company as follows: Christopher Larkby - 10,010,000 shares, Joel R. Shine - 500,000 shares, J. Wilton Graves - 150,000 shares and Timothy Miles - 350,000 shares. We also made cash payments to our founders as follows: Joel R. Shine - $10,000, J. Wilton Graves - $5,000, and Timothy Miles - $10,000, which included use of facilities as set forth above in "Proposed Business and Plan of Operations -- Properties".

PLAN OF DISTRIBUTION/SELLING SECURITY HOLDERS

Plan of distribution

         The shares offered hereby may be sold from time to time directly by the selling security holders. Alternatively, these Selling Security Holders may from time to time offer the shares through underwriters, dealers or agents. The distribution of the shares by the selling security holders may be effected in one or more transactions that may take place on the over-the-counter market in the event a trading market is established on the over-the-counter market, including:

o        ordinary broker's transactions,

o        privately-negotiated transactions or

o through sales to one or more broker-dealers for resale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales of shares. The shares offered by the selling security Holders may be sold by one or more of the following methods, without limitations:

o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

o face-to-face transactions between sellers and purchasers without a broker-dealer.

         In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and intermediaries through whom such shares are sold may be deemed "underwriters" within the meaning of the Shares Act of 1933 with respect to the shares offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of shares is made by or on behalf of a selling security holder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the selling security holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         The following security holders may offer shares of common stock pursuant to the Prospectus. Except as indicated below, none of the selling security holders having any affiliation with the Company other than as security holders:


                                           Number of                 Number of Shares            Number of Shares
                                           Shares and                which may be                and Warrants to
                                           Warrants                  Offered Pursuant to         be Owned After
Name                                       Owned                     this Prospectus             the Offering*
----                                       -----------               -------------------         ----------------
Joel Shine(1)                                  500,000               500,000                             0
Timothy Miles(1)                               350,000               350,000                             0
J. Wilton Graves(1)                            150,000               150,000                             0
Don Drewel                                     100,000                10,000                        90,000
George Boulware                                100,000                10,000                        90,000
Robert Graves                                  100,000                10,000                        90,000
Kim Hubbard                                     50,000                 5,000                        45,000
Chris Larkby(2)                             10,010,000                20,000                     9,990,000
Ryan Messer                                    100,000                10,000                        90,000
Mike Notartamaso                               100,000                10,000                        90,000
Chrissa Paloni                                 100,000                10,000                        90,000
Nazz Paloni                                     50,000                 5,000                        45,000
D. Andrew Staley                               100,000                10,000                        90,000
Jeremy Thomas                                  100,000                10,000                        90,000
Jeff Trip                                       50,000                 5,000                        45,000



                                           Number of                 Number of Shares            Number of Shares
                                           Shares and                which may be                and Warrants to
                                           Warrants                  Offered Pursuant to         be Owned After
Name                                       Owned                     this Prospectus             the Offering*
----                                       -----------               -------------------         ----------------
Todd Winkleman                                  50,000                 5,000                       45,000
Scott Miller                                   100,000                10,000                       90,000
Scott Strean                                    50,000                 5,000                       45,000
Peter Paloni                                   100,000                10,000                       90,000
Lori Kaylor                                    100,000                10,000                       90,000
Erik Bylak                                      50,000                 5,000                       45,000
Jim Plumlee                                    100,000                10,000                       90,000
Wilbert Roller, Jr.                            100,000                10,000                       90,000
Will O'Grady                                   100,000                10,000                       90,000
Jason Cummins                                  100,000                10,000                       90,000
Eric Anthony                                   100,000                10,000                       90,000
Mark Boyer                                     100,000                10,000                       90,000
Julia Paloni                                   100,000                10,000                       90,000
Shell Larkby                                   100,000                10,000                       90,000
W. R. Shine                                    100,000                10,000                       45,000
Joy Shine                                       50,000                 5,000                       45,000
Chris Lackman                                  100,000                10,000                       90,000
Curtis Spackman                                100,000                10,000                       90,000
Subrina Hamasaki                               100,000                10,000                       90,000
Kazu Fujita                                    100,000                10,000                       90,000
James Yanai                                    100,000                10,000                       90,000
John Wong                                      100,000                10,000                       90,000
Mistsuo Tatsugawa                              100,000                10,000                       90,000
Robert Hoskins, Jr.                            100,000                10,000                       90,000
Dean Cummings                                  100,000                10,000                       90,000
Lincoln Fong                                   100,000                10,000                       90,000
Willbert Roller III                            100,000                10,000                       90,000
Gary R. & Bonnie J. See                        100,000                10,000                       90,000
Paul S & Renee Spiegler                        100,000                10,000                       90,000
Kevin Tatsugawa                                100,000                10,000                       90,000
Jack & Una Nakamura                            100,000                10,000                       90,000
Raymond Uno                                    100,000                10,000                       90,000
Sharon L Doud                                  100,000                10,000                       90,000
Timothy Miles C/F Lila
    Miles SC/UGMA                              100,000                10,000                       90,000
Luke Kicklighter                                50,000                 5,000                       45,000
Robert L. Graves II                            100,000                10,000                       90,000


(1)      A founder of the Company.

(2)      A founder and officer and director of the Company

 *       Assuming all Shares are sold.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 50,000,000 shares of common stock with $.001 par value. The holders of the common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon liquidation, dissolution, or winding up of the company, the holders of the common stock are entitled to receive the net assets held by the company after distributions to the creditors. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

                                  LEGAL MATTERS

         The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein, Esq., P.A., Miami, Florida.

                                     EXPERTS

         The financial statements appearing in this prospectus and registration statement have been audited by James E. Scheifley & Associates, P.C., independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to the Company and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the commission in Washington D.C., and at the Commission's regional offices at

o        500 West Madison Street, Chicago, IL 60604;

o        7 World Trade Center, New York, NY 10048;

o        and 5757 Wilshire Boulevard, Los Angeles, CA 90034;

o and copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
ICV, Inc.


We have audited the balance sheet of ICV, Inc. as of April 30, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (October 22, 1999) to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of ICV, Inc. as of April 30, 2000, and the results of its operations and cash flows for the period from inception (October 22, 1999) to April 30, 2000, in conformity with generally accepted accounting principles.




                               James E. Scheifley & Associates, P.C.
                               Certified Public Accountants

Denver, Colorado
June 1, 2000

                                    ICV,INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                 APRIL 30, 2000

                                                                        2000
                                                                      --------

                                       ASSETS

Current assets:

  Cash                                                                $ 40,416
                                                                      --------

      Total current assets                                              40,416

                                                                      $ 40,416
                                                                      ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable - officers                                         $     --
                                                                      --------
      Total current liabilities                                             --



Commitments and contingencies (Note 3)

Stockholders' equity:

 Common stock, $.001 par value,
  50,000,000 shares authorized, 11,450,000
  shares issued and outstanding                                         11,450
  Additional paid in capital                                            65,560
 Unpaid stock subscriptions
 (Deficit) accumulated during
  development stage                                                    (36,594)
                                                                       -------
                                                                        40,416
                                                                       -------
                                                                       $40,416
                                                                       =======



                See accompanying notes to financial statements.

                                    ICV,INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

       FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2000



                                                                 Period From
                                                                 Inception to
                                                                  April 30,
                                                                     2000
                                                                 ------------
Operating Expenses                                               $     36,594
                                                                 ------------
(Loss from operations) and net (loss)                                 (36,594)
                                                                 ============

Per Share Information:

 Basic and diluted (loss) per common share                       $      (0.00)
                                                                 ============

 Weighted average shares outstanding                               11,091,429
                                                                 ============






                See accompanying notes to financial statements.

                                   ICV, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2000




                                                                                        Deficit
                                                  Common Stock         Additional     Accumulated
                                           ------------------------     Paid-in     During Develop-
                                            Shares         Amount       Capital       ment Stage       Total
                                           ----------    ----------   -----------   ---------------   ----------
Shares issued to directors at inception
  at par value                             11,010,000    $   11,010    $       --    $       --     $   11,010


Shares issued for cash
  March 2000 @ $.15                           130,000           130        19,370            --         19,500
  April 2000 @ $.15                           310,000           310        46,190            --         46,500

Net (loss) for the period
  ended April 30, 2000                             --            --            --       (36,594)       (36,594)
                                           ----------    ----------    ----------    ----------     ----------

Balance, April 30, 2000                    11,450,000    $   11,450    $   65,560    $  (36,594)    $   40,416
                                           ==========    ==========    ==========    ==========     ==========



                See accompanying notes to financial statements.

                                    ICV,INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

       FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2000



                                                                  Period From
                                                                  Inception To
                                                                   April 30,
                                                                     2000
                                                                  ----------

Net Income (Loss)                                                 $  (36,594)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Services provided for common stock                                 11,010
                                                                  ----------
  Total adjustments                                                   11,010
                                                                  ----------

  Net cash provided by (used in)
   operating activities                                              (25,584)

Cash flows from financing activities:
   Common stock sold for cash                                         66,000
                                                                  ----------
  Net cash provided by (used in)
   financing activities                                               66,000
                                                                  ----------

Increase (decrease) in cash                                           40,416
Cash and cash equivalents,
 beginning of period                                                      --
                                                                  ----------
Cash and cash equivalents,
 end of period                                                    $   40,416
                                                                  ==========



                See accompanying notes to financial statements.

                                    ICV,INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

       FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2000



                                                                  Period From
                                                                  Inception To
                                                                   April 30,
                                                                     2000
                                                                  ----------
Supplemental cash flow information:
   Cash paid for interest                                         $       --
   Cash paid for income taxes                                     $       --








                 See accompanying notes to financial statements.

ICV, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2000

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

The Company was incorporated in Nevada on October 22, 1999. The Company's activities to date have been limited to organization and capital formation. The Company has chosen April 30th as the end of its fiscal year.

     Loss per share:

Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments

The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation at inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation paid by the Company during the period ended April 30, 2000 disclosed in Note 2.

     New Accounting Pronouncements

SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement and therefore the reported net loss is equivalent to comprehensive net loss.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1 at its inception, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") was adopted by the Company at its inception. SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in its one planned business activity.

At its inception, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The Company adopted the statement upon its inception.

Note 2.  Stockholders' Equity.

At inception, the Company issued 11,010,000 shares of it's restricted common stock to four individuals who became its directors and/or officers in exchange for their services in forming the Company. The shares were valued at $.001 per share ($11,010) that the Company believes represents the fair value of the services performed by the officers.

During the months of March and April 2000, the Company issued an aggregate of 440,000 shares of its common stock to a limited group of investors for cash aggregating $66,000 in private sale transactions. The shares were sold at a price of $.15 per share in a unit offering. The units consist of two shares of Common Stock, four class A warrants exercisable at $.50 for a period of two years from the close of the offering, four class B warrants exercisable at $.75 for a period of two years from the close of the offering, and ten class C warrants exercisable at $4.00 for a period of five years from the close of the offering. All warrants are callable for $.01 with 30 days notice.

Outstanding warrants as of April 30, 2000 are as follows:

Description         Number           Exercise Price          Term
-----------       ---------          --------------          ----

Class A             880,000             $ .50               2 years

Class B             880,000             $ .75               2 years

Class C           2,200,000             $4.00               5 years


Note 3. Commitments and contingencies

The Company neither owns nor leases any real or personal property. Two officers of the Company provided office and professional services to the Company and the costs thereof are included in administrative expenses. The officers, who resigned on April 12, 2000, were paid an aggregate of $25,000 in cash during the period ended April 30, 2000, as compensation for services and office related expenses.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income taxes during the period ended April 30, 2000 as a result of an operating loss. The Company has a net operating loss carryforward at April 30, 2000 of approximately $36,600. The Company has fully reserved the deferred tax asset (approximately $5,500) that would arise from the loss carryforward since it is more likely than not that the Company not will sustain a level of operations that would assure the utilization of the loss in future periods.

Note 6. Statement of Operations Information

The Company paid an aggregate of $36,010 in management fees of which $11,010 was paid by the issuance of 11,010,000 shares of common stock with the balance of $25,000 paid in cash. Significant services provided to the Company with respect to the management fees are as follows:

         Consulting services corporate formation,
          business structure, and strategy for
          entry into the public market                          $10,000

         Assistance with selection of and co-ordination
          with accountants and attorneys                          5,000

         Compensation of directors & officers                    11,010

         Managerial and bookkeeping functions                    10,000
                                                               --------
                                                               $ 36,010




            No dealer, salesman or other person is authorized to give
     any information or make any information or make any
     representations not contained in this Prospectus with
     respect to the offering made hereby.  This Prospectus does                           1,450,000 Shares of Common Stock
     not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to
     whom it is unlawful to make such an offer.  Neither the                                            ICV, INC.
     delivery of this Prospectus nor any sale made hereunder
     shall, under any circumstances, create an implication that there has been no change in the information set forth
     herein or in the business of the Company since the date
     hereof.

                             TABLE OF CONTENTS                                                        PROSPECTUS

     Prospectus Summary..................................................3
     Risk Factors........................................................3
     Market for the Shares...............................................9                           July __, 2000
     Dividend Policy.....................................................9
     Proposed Business and Plan of Operations............................9
     Business...........................................................13
     Management.........................................................14
     Executive Compensation.............................................14
     Security Ownership of certain Beneficial
       Owners and Management............................................14
     Indemnification....................................................15
     Certain Relationships and Related
       Transactions.....................................................15
     Plan of Distribution/Selling Security Holders......................15
     Description of Securities..........................................17
     Legal Matters......................................................18
     Experts............................................................18
     Additional Information.............................................18
     Financial Statements...............................................__


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is hereby made to the provisions of the Nevada General Corporation Act which provides for indemnification of directors and officers under certain circumstances.

         Reference is hereby made to Article IX of Registrant"s Articles of Incorporation which is filed as Exhibit 3(a).

         Reference is hereby made to Article IX of Registrant's By-Laws which are filed as Exhibit 3(c).

         Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

                  Registration Fee                                    $    29

                  Printing Expenses*                                    1,500

                  Legal Fees and Expenses*                             25,000

                  Accounting Fees and Expenses*                         1,500

                  Blue Sky Fees and Expenses*                               0

                  Transfer Agent Fees and Expenses*                     1,000

                  Misc.*                                                  569
                                                                      -------
                  Total                                               $29,598
*Estimated

         Item 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following provides information of all sales of securities in the last 3 years which were not registered under the Securities Act of 1933.

         In connection with the organization of the Company in October 1999 we issued shares to our promoters and a director as follows:

         In connection with the organization of the Company shares were issued to the founders as follows: Christopher Larkby - 10,100,000 shares, Joel R. Shine - 500,000 shares, Timothy Miles - 350,000 shares and J. Wilton Graves - 150,000 shares. Such shares were issued pursuant to an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. Such shares contain a restrictive legend and may not be transferred without registration under the Securities Act of 1933 or an exemption from registration.

         In March and April 2000 we conducted a private offering of securities pursuant to an exemption from registration under the Securities Act of 1933 pursuant to Rule 505 of Regulation D. We offered units consisting of two shares of common stock, 4 Class A stock purchase warrants exercisable at $.50 per share, 4 Class B stock purchase warrants exercisable at $.75 per share and 10 Class C stock purchase warrants, exercisable at $4.00 per share. Such units were sold to 48 investors resulting in the issuance of 480,000 shares of common stock, 880,000 Class A Warrants, 880,000 Class B warrants and 2,200,000 Class C warrants. All such securities were sold pursuant to an agreement wherein the purchasers acknowledged the shares were not registered under the Securities Act of 1933, could be transferred or sold only pursuant to a registration statement or an exemption from registration and the certificates contain a restrictive legend preventing free transfer.

         None of the securities discussed above were registered under the Securities Act of 1933, exemption being claimed in each case pursuant to Section 4(2), Regulation D or as otherwise specified. All of such securities were not solicitated by advertising or any general solicitation and, except such securities issued pursuant to Rule 504, contain a restrictive legend.

         Item 27. EXHIBITS.

EXHIBIT NO.       DESCRIPTION
-----------       -----------
3(a)              Articles of Incorporation of the Registrant

3(b)              Certificate of Amendment to Articles of Incorporation

3(c)              By-Laws of the Registrant

3(d)              Form of Class A, B and C Stock Purchase Warrants

3(e)              Stock Option Plan

5.1               Opinion of Counsel

24                Consent of counsel is contained in Exhibit 5.1

24.1              Independent Auditors Consent

27                Financial Data Schedule

         Item 28.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That for the purpose of determining any liability under the Securities Act of 1935, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hilton Head and State of South Carolina on July 11, 2000.

ICV, INC.




By: /s/ Christopher Larkby
    ------------------------------
       Christopher Larkby

President/principal executive officer/principal accounting officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                                   Title                 Date
---------                                   -----                 ----

/s/ Christopher Larkby                      Director              July 11, 2000